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Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY
for
Tender of Shares of Common Stock
(Including the Associated Series A Junior Preferred Stock Purchase Rights)

of

KELLWOOD COMPANY

to

CARDINAL INTEGRATED, LLC
an indirect jointly owned subsidiary of
SCSF Equities, LLC and Sun Capital Partners V, L.P.

(Not to be used for Signature Guarantees)

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 12, 2008, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.01 per share (the "Common Stock"), of Kellwood Company, a Delaware corporation (the "Company"), and the associated Series A Junior Preferred Stock purchase rights (the "Rights," and together with the Common Stock, the "Shares") issued pursuant to the Amended and Restated Rights Agreement, dated as of April 19, 2007, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Citibank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "The Offer—Section 1—Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See "The Offer—Section 3—Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:
 Citibank, N.A.

By Mail: c/o Mellon Investor Services Post Office Box 3301 South Hackensack, NJ 07606	By Hand: c/o Mellon Investor Services 480 Washington Blvd. 27th Floor Jersey City, NJ 07310	By Overnight Courier: c/o Mellon Investor Services 480 Washington Blvd. 27th Floor Jersey City, NJ 07310
By Facsimile Transmission: (For Eligible Institutions Only) (201) 680-4626
To Confirm Facsimile Transmissions: (201) 680-4860 (For Confirmation Only)

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Cardinal Integrated, LLC, an indirect jointly owned subsidiary of SCSF Equities, LLC and Sun Capital Partners V, L.P., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 15, 2008 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "The Offer—Section 3—Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Name of Record Holder(s):

Address(es):

Area Code(s) and Tel. No(s):

Signature(s):

Date:

Number of Shares:

Certificate Nos. (If Available):

☐
Check this box if Shares will be delivered by book-entry transfer:

Book-Entry Transfer Facility:

Account Number:

2

THE BELOW GUARANTEE MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary's account at The Depository Trust Company, together with an Agent's Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery (as defined in the Offer to Purchase) after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:		Authorized Signature:

		Name:	(Please Print)
Address:	(Including Zip Code)
Title:
Area Code and Tel. No.:
Date:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY; SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

3

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  Exhibit (a)(3)
NOTICE OF GUARANTEED DELIVERY for Tender of Shares of Common Stock (Including the Associated Series A Junior Preferred Stock Purchase Rights) of KELLWOOD COMPANY to CARDINAL INTEGRATED, LLC an indirect jointly owned subsidiary of SCSF Equities, LLC and Sun Capital Partners V, L.P. (Not to be used for Signature Guarantees)
THE BELOW GUARANTEE MUST BE COMPLETED GUARANTEE (Not to be used for signature guarantee)